Exhibit 99.1

December 2, 2013

Dear Fellow Stockholder:

We are pleased to report another solid quarter of financial results, as stated in our Form 10-Q filed on November 14, 2013. This document contains valuable information regarding the financial performance of the company, as well as other pertinent data, and can be found on our website. As of September 30, 2013, our portfolio of 143 properties across 31 states maintained an average economic occupancy of over 97%. The high rate of economic occupancy at our properties is producing strong net operating income and cash flow from operations.
We continue to make progress toward our stated goal of providing a liquidity event to our investors, and would encourage you to carefully read the information below.
Important information regarding the DRP and SRP -
On November 13, 2013, we announced that our Board of Directors, including all of the Company’s independent directors, had voted to suspend the Company’s Distribution Reinvestment Plan (DRP) and the Company’s Share Repurchase Program (SRP). The suspension of both the DRP and SRP is in connection with our special committee of independent directors’ review of alternatives for a potential liquidity event for the company's stockholders. These actions are designed to provide fair and equal treatment to all stockholders, and are considered among industry best practices, in anticipation of a potential liquidity event. For specific details regarding the DRP and SRP, we encourage you to please read both the Stockholder’s Letter and Form 8-K filings, which can be found in the SEC Filings section of our website at www.inlanddiversified.com.
Important information regarding your distribution payment -
Beginning with this distribution, all distributions authorized by our Board of Directors will be paid by check. For those of you who previously elected to receive your distributions through ACH (direct deposit), payment will continue to be made via ACH. For IRAs and other qualified accounts, distributions will be paid to the trustee of record. As a reminder, our Investor Services team can provide you with assistance on directing cash distributions and answer any other questions at 800.826.8228.
We are pleased to enclose your check or account statement which includes information regarding your share of the 6% annualized distribution on a share purchase price of $10.00 paid to stockholders for record dates in November 2013. We are proud of our sponsor’s 40+ years of integrity, and Inland Diversified’s ongoing commitment not to pay any portion of your distribution out of offering proceeds.
We appreciate and thank you for your investment in Inland Diversified.
Sincerely,
INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Robert D. Parks	Barry L. Lazarus
Chairman of the Board	President and Chief Operating Officer

Enclosure
cc: Trustee, Broker Dealer, Financial Advisor
(Please see reverse side for an important disclosure.)

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", "would", "expect", "intend", "estimate", "anticipate", "plan", "seek", "appears", or "believe". Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to any liquidity alternative being identified or consummated, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with Securities and Exchange Commission.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.